Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FISCAL YEAR 2012 FINANCIAL RESULTS

PALO ALTO, Calif. - December 6, 2012 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for its fourth quarter and fiscal year 2012 ended September 28, 2012. In fiscal 2012, CPI maintained the strong orders, sales and adjusted EBITDA results of the previous year and significantly improved its net income results. The company also achieved a healthy backlog as of the end of the most recent fiscal year.
“CPI's business was stable and strong in fiscal 2012, and our sound financial performance met our expectations,” said Joe Caldarelli, chief executive of CPI. “Within our defense markets, demand was strong for radar applications, particularly for large, long-lived programs for which we have provided products for many years. In fact, approximately 56 percent of our defense market sales were for spare and repair products for existing 'sockets.' In the medical market, the pace of economic recovery has picked up, and we enjoyed an appreciable increase in activity for x-ray imaging applications in the U.S. and abroad. In the communications market, conditions have remained healthy within both military and commercial communications, and once again our milcom business contributed more than 10 percent of our total sales for the year. Our recent acquisition of the Codan Satcom business has been well received by our customers, and we are looking forward to it being fully integrated into CPI's solid-state communications business in fiscal 2013.”
In fiscal 2012, CPI generated total sales of $391 million, a slight increase from the $389 million generated in the prior year notwithstanding the absence in fiscal 2012 of the non-recurring counter-improvised explosive device (counter-IED) program that had contributed $18.0 million in sales in fiscal 2011. Excluding that one-time program, CPI's sales increased by five percent in fiscal 2012.
In comparison to the previous year, CPI's fiscal 2012 sales in its largest end markets were as follows:

•
In the defense markets, sales decreased three percent to $147 million due to the absence of the non-recurring, large program for counter-IED products. Excluding that program, sales in the defense market increased 10 percent as a result of higher sales to support radar applications.

•
In the medical market, sales increased 11 percent to $75.7 million due to higher sales for x-ray imaging and radiation therapy applications. Fiscal 2012 included notably higher sales for x-ray imaging programs in Russia as a result of the timing of those programs.

•
In the communications market, sales decreased three percent to $130 million due to the expected completion of CPI's involvement in Increment One of the Warfighter Information Network-Tactical (WIN-T) military communications program in fiscal 2011.

During the most recent fiscal year, CPI booked total orders of $383 million, resulting in a book-to-bill ratio of 0.98. Orders decreased two percent from fiscal 2011 as a result of the absence of the aforementioned non-recurring counter-IED program that had provided $18.0 million in orders in fiscal 2011. Excluding that one-time program, orders rose two percent in fiscal 2012. As of September 28, 2012, CPI's order backlog was $242 million.
In comparison to fiscal 2011, CPI's fiscal 2012 orders in its largest end markets were as follows:

•
In the defense markets, orders decreased four percent to $149 million due to the expected absence of the large, one-time counter-IED program. Excluding that program, defense orders rose eight percent as a result of higher orders to support radar applications.

•	In the medical market, orders increased one percent to $72.6 million due to higher orders for x-ray imaging applications.

•	In the communications market, orders increased three percent to $129 million due to higher orders to support military communications applications.
CPI's fiscal 2012 net income totaled $3.7 million, a significant improvement from the $11.2 million net loss recorded in the previous year. CPI was acquired by The Veritas Capital Fund IV, L.P. in February 2011, and the company's fiscal 2011 financial results included substantial expenses related to that acquisition, including non-recurring transaction costs, non-cash expenses related to the revaluation of CPI's inventory and intangible assets, and stock compensation expenses. The absence of the non-recurring transaction costs and notable decreases in amortization related to the revaluations and in stock compensation expenses were the primary reasons for the improvement in net income in fiscal 2012.
Adjusted EBITDA in fiscal 2012 totaled $64.4 million, or 16.5 percent of sales, as compared to the $62.4 million, or 16.0 percent of sales, generated in the prior year. The improvement in adjusted EBITDA was due in part to higher sales volume and the related improvements in operating efficiencies, as well as higher profit margins from CPI's advanced antenna products, as more of these products moved from development into production in fiscal year 2012.
As of September 28, 2012, CPI's cash and cash equivalents totaled $43.0 million. In fiscal 2012, cash flow from operating activities equaled $25.1 million, free cash flow totaled $17.5 million and adjusted free cash flow was $17.3 million.
Fiscal 2013 Outlook
“While CPI's performance in our major markets continued to be quite strong and resilient in fiscal 2012, particularly in light of the difficult global environment in the past year, we remain cognizant of the challenges facing global economies and government funding in the U.S. and around the world in the coming year. We will continue to monitor the situation diligently in order to maintain our customary agility necessary to respond rapidly to changes in global market conditions,” said Caldarelli. “Nevertheless, our business remains healthy, and we expect CPI to continue to perform quite well in fiscal year 2013.”
For fiscal 2013, CPI expects:

•	Total sales of between $410 million and $425 million;

•	Adjusted EBITDA of between $66 million and $68 million; and

•	Adjusted free cash flow of more than $17 million.
CPI expects that its effective tax rate for fiscal 2013 will be approximately 42 percent.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Friday, December 7, 2012 at 11:00 a.m. (EST) that simultaneously will be broadcast live over the Internet on the company's Web site. To participate in the conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 73407109 and ask for the CPI International Fiscal 2012 Financial Results Conference Call. To access the call via the Internet, please visit http://investor.cpii.com and click “Events.”
About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC, a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries LLC develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.
Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring, non-cash, unusual or other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring, unusual or other items.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company's business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company's operating performance in connection with their analysis of the company's business. In addition, CPI's management team uses EBITDA and adjusted EBITDA to evaluate the company's operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company's measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company's business, when analyzing the company's business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.
###

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations; international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, +1.650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Fiscal Year
	2012	2011
		Period	Period
	Year Ended	February 11 to	October 2, 2010 to	Year Ended
	September 28, 2012	September 30, 2011	February 10, 2011	September 30, 2011
	Successor(1)	Successor(1)	Predecessor(1)	Combined(2)
Sales	$391,150	$264,498	$124,223	$388,721
Cost of sales, including $248; $7,703; $0 and $7,703 of utilization of net increase in cost basis of inventory due to purchase accounting	282,391	195,001	91,404	286,405
Gross profit	108,759	69,497	32,819	102,316
Operating costs and expenses:
Research and development	13,499	9,798	4,994	14,792
Selling and marketing	21,738	13,618	8,264	21,882
General and administrative	25,209	15,093	11,853	26,946
Amortization of acquisition-related intangible assets	13,983	12,140	999	13,139
Strategic alternative transaction expenses	—	9,555	4,668	14,223
Total operating costs and expenses	74,429	60,204	30,778	90,982
Operating income	34,330	9,293	2,041	11,334
Interest expense, net	27,230	17,708	5,788	23,496
Loss on debt extinguishment, net	—	134	—	134
Income (loss) before income taxes	7,100	(8,549)	(3,747)	(12,296)
Income tax expense (benefit)	3,415	(2,066)	983	(1,083)
Net income (loss)	3,685	(6,483)	(4,730)	(11,213)

Other comprehensive income (loss), net of tax
Unrealized gain (loss) on cash flow hedges, net of tax	1,677	(890)	284	(606)
Unrealized actuarial (loss) gain and amortization of prior service cost for pension liability, net of tax	(43)	(295)	175	(120)
Total other comprehensive income (loss), net of tax	1,634	(1,185)	459	(726)
Comprehensive income (loss)	$5,319	$(7,668)	$(4,271)	$(11,939)

(1) “Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011 merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

(2) Represents the combined results of Successor for the period February 11, 2011 through September 30, 2011 and Predecessor for the period October 2, 2010 through February 10, 2011. This presentation of the combined results of operations for the year ended September 30, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for fiscal year 2011 with past and future periods.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED STATEMENTS OF
INCOME AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended
	September 28, 2012	September 30, 2011
Sales	$104,519	$100,488
Cost of sales, including $278 and $229 of utilization of net increase in cost basis of inventory due to purchase accounting	75,756	73,928
Gross profit	28,763	26,560
Operating costs and expenses:
Research and development	3,102	4,366
Selling and marketing	5,393	5,616
General and administrative	6,726	5,541
Amortization of acquisition-related intangible assets	2,731	4,858
Strategic alternative transaction expenses	—	426
Total operating costs and expenses	17,952	20,807
Operating income	10,811	5,753
Interest expense, net	6,793	6,759
Income (loss) before income taxes	4,018	(1,006)
Income tax expense (benefit)	1,322	(3,528)
Net income	2,696	2,522

Other comprehensive income (loss), net of tax
Unrealized loss on cash flow hedges, net of tax	989	(1,115)
Unrealized actuarial loss and amortization of prior service cost for pension liability, net of tax	(43)	(295)
Total other comprehensive income (loss), net of tax	946	(1,410)
Comprehensive income	$3,642	$1,112

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 28, 2012	September 30, 2011
Assets
Current Assets:
Cash and cash equivalents	$43,006	$34,955
Restricted cash	1,926	2,370
Accounts receivable, net	51,076	45,610
Inventories	83,937	78,296
Deferred tax assets	14,186	14,414
Prepaid and other current assets	10,400	6,486
Total current assets	204,531	182,131
Property, plant, and equipment, net	81,601	81,675
Deferred debt issue costs, net	11,954	14,073
Intangible assets, net	248,877	262,232
Goodwill	178,934	178,983
Other long-term assets	1,105	5,205
Total assets	$727,002	$724,299

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$3,200	$1,500
Accounts payable	26,331	27,188
Accrued expenses	26,707	27,301
Product warranty	4,066	5,607
Income taxes payable	2,852	2,912
Advance payments from customers	14,434	14,661
Total current liabilities	77,590	79,169
Deferred income taxes	88,879	87,268
Long-term debt, less current portion	358,613	361,697
Other long-term liabilities	5,704	6,269
Total liabilities	530,786	534,403
Commitments and contingencies
Stockholders’ equity
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	198,565	197,564
Accumulated other comprehensive income (loss)	449	(1,185)
Accumulated deficit	(2,798)	(6,483)
Total stockholders’ equity	196,216	189,896
Total liabilities and stockholders’ equity	$727,002	$724,299

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year
	2012	2011
		Period	Period
	Year Ended	February 11 to	October 2, 2010 to	Year Ended
	September 28, 2012	September 30, 2011	February 10, 2011	September 30, 2011
	Successor(1)	Successor(1)	Predecessor(1)	Combined(2)
Cash flows from operating activities
Net cash provided by operating activities	$25,050	$13,567	$4,277	$17,844

Cash flows from investing activities
Capital expenditures	(7,584)	(4,918)	(2,434)	(7,352)
Acquisitions, net of cash acquired	(7,915)	(370,490)	—	(370,490)
Payment of patent application fees	—	(4)	(6)	(10)
Net cash used in investing activities	(15,499)	(375,412)	(2,440)	(377,852)

Cash flows from financing activities
Equity investment, net	—	197,144	—	197,144
Proceeds from issuance of Successor’s senior notes	—	208,550	—	208,550
Borrowings under Successor’s term loan facility	—	143,815	—	143,815
Debt issue costs	—	(3,453)	—	(3,453)
Redemption and repurchase of Predecessor’s senior subordinated notes and floating rate notes	—	(129,000)	—	(129,000)
Repayment of borrowings under Predecessor’s term loan facility	—	(66,000)	—	(66,000)
Repayment of borrowings under Successor’s term loan facility	(1,500)	(1,125)	—	(1,125)
Payment for Predecessor’s senior credit facilities agreement amendment	—	—	(379)	(379)
Proceeds from issuance of common stock to employees	—	—	217	217
Proceeds from exercise of stock options	—	—	174	174
Excess tax benefit on stock option exercises	—	—	2,191	2,191
Net cash (used in) provided by financing activities	(1,500)	349,931	2,203	352,134

Net increase (decrease) in cash and cash equivalents	8,051	(11,914)	4,040	(7,874)
Cash and cash equivalents at beginning of period	34,955	46,869	42,829	42,829
Cash and cash equivalents at end of period	$43,006	$34,955	$46,869	$34,955

Supplemental cash flow disclosures
Cash paid for interest	$25,410	$14,295	$6,451	$20,746
Cash paid for income taxes, net of refunds	$877	$804	$6,284	$7,088

(1) “Successor” refers to CPI International Holding Corp. and its subsidiaries following the February 11, 2011 merger with Veritas Capital. “Predecessor” refers to CPI International, Inc. and its subsidiaries prior to the February 11, 2011 merger.

(2) Represents the combined results of Successor for the period February 11, 2011 through September 30, 2011 and Predecessor for the period October 2, 2010 through February 10, 2011. This presentation of the combined cash flows for the year ended September 30, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined cash flows for fiscal year 2011 with past and future periods.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended		Twelve Months Ended
		September 28,	September 30,	September 28,	September 30,
		2012	2011	2012	2011(1)
Net income (loss)		$2,696	$2,522	$3,685	$(11,213)
Depreciation and amortization		5,800	7,519	25,317	22,745
Interest expense, net		6,793	6,759	27,230	23,496
Income tax expense		1,322	(3,528)	3,415	(1,083)
EBITDA		16,611	13,272	59,647	33,945

Adjustments to exclude certain non-recurring, non-cash or other unusual items:
Stock-based compensation expense	(2)	255	(172)	1,001	4,929
Loss on debt extinguishment	(3)	—	—	—	134
Merger expenses	(4)	—	426	—	14,223
Acquisition-related expenses	(5)	767	—	1,489	—
Write-off of inventory step-up	(6)	228	229	248	7,703
Veritas Capital management fee	(7)	626	524	2,031	1,424
Total adjustments		1,876	1,007	4,769	28,413
Adjusted EBITDA		$18,487	$14,279	$64,416	$62,358

EBITDA margin	(8)	15.9%	13.2%	15.2%	8.7%
Adjusted EBITDA margin	(9)	17.7%	14.2%	16.5%	16.0%
Net income (loss) margin	(10)	2.6%	2.5%	0.9%	(2.9)%

(1) For the 12 months ended September 30, 2011, based on the combined results of CPI International Holding Corp. for the period February 11, 2011 through September 30, 2011, and the predecessor, CPI International, Inc. (the “Predecessor”), for the period October 2, 2010 through February 10, 2011. This presentation of the combined results of operations for the 12 months ended September 30, 2011 does not comply with generally accepted accounting principles in the United States or with the rules for pro forma presentation. CPI believes that this presentation facilitates the ability of its investors to more meaningfully compare its combined operating results for fiscal year 2012 with its results for fiscal year 2011.

(2) For the periods ended September 30, 2011, represents a charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPI’s Employee Stock Purchase Plan, including for the acceleration of vesting of stock options in conjunction with the sale of the Predecessor, as well as compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC. For the periods ended September 28, 2012, represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC. The $172 credit in the three months ended September 30, 2011 represents a credit related to purchase accounting of $416, partially offset by a charge for compensation expense for Class B membership interests of $244.

(3) Represents bond tender fees and other related expenses related to the retirement of debt obligations of the Predecessor, net of a gain from debt repayment at less than fair value.
(4) Represents non-recurring transaction costs, such as fees for investment bankers, attorneys and other professional services rendered in conjunction with the sale of the company. Also includes cash payments for the unvested portion of restricted stock awards for which vesting was accelerated.

(5) Represents non-recurring transaction costs related to closing and integration of the Codan Satcom acquisition, such as fees for attorneys and other professional services, and expenses related to integration of the Codan Satcom operations into those of CPI.

(6) Represents a non-cash charge for utilization of the net increase in cost basis of inventory that resulted from purchase accounting in connection with the sale of the company for periods ended September 30, 2011, and in connection with the purchase of Freeland Products, Inc. and the Codan Satcom operations for the periods ended September 28, 2012.

(7) Represents a management fee payable to Veritas Capital for advisory and consulting services.
(8) Represents EBITDA divided by sales.
(9) Represents adjusted EBITDA divided by sales.
(10) Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(in thousands - unaudited)

		Twelve Months Ended
		September 28,
		2012
Net cash provided by operating activities		$25,050
Capital expenditures		(7,584)
Free cash flow		17,466

Adjustments to exclude certain non-recurring or other unusual items:
Cash paid for merger expenses, net of taxes	(1)	398
Cash paid for acquisition-related expenses, net of taxes	(2)	825
Cash paid for Veritas Capital advisory fee, net of taxes	(3)	943
Cash received for prior year transfer pricing audit	(4)	(2,380)
Total adjustments		(214)
Adjusted free cash flow		$17,252

Free cash flow		$17,466
Net income		$3,685

(1) Represents cash paid, net of income taxes, for for investment bankers, attorneys, other professional services and for transaction costs in connection with the sale of the company.
(2) Represents non-recurring transaction costs, net of income taxes, related to closing and integration of the Codan Satcom acquisition, such as fees for attorneys and other professional services, and expenses related to integration of the Codan Satcom operations into those of CPI.

(3) Represents a management fee paid to Veritas Capital for advisory and consulting services, net of income taxes.
(4) Represents payments received with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division in fiscal years 2001 and 2002. The Company considers this a non-recurring source of cash as it pertains to previous years.